UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32843	51-0370507
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2006, upon the recommendation of the Human Resource and Compensation Committee, the Board of Directors of the Company approved of the Company and The TDL Group Corp. ("TDL"), a subsidiary of the Company and employer of certain of the Company's Canadian executives, entering into change in control agreements with the Chief Executive Officer and President, Paul D. House, the Chief Financial Officer and Executive Vice President, Cynthia J. Devine, and each of the following Executive Vice Presidents: Donald B. Schroeder, William A. Moir, Roland M. Walton, and David F. Clanachan.

The full text of the agreement approved by the Board of Directors for Paul D. House is attached hereto as Exhibit 99.1, and the full text of the agreements approved by the Board of Directors for the other executive officers listed above is attached hereto as Exhibit 99.2. All of the agreements provide for certain payments and benefits to the executive officers in the event of a change in control of the Company, as defined in the agreements. Namely, upon the occurrence of a change in control, the executives are entitled to continued employment by TDL for a period of two years following the change in control (the "Employment Term"). If, during the Employment Term, TDL terminates an executive "without cause", or an executive terminates his or her employment with TDL for "good reason", both of which are defined in the agreements, then the executives are entitled to the following: (i) accrued base salary, pro-rata bonus, and benefits earned up to the termination date; (ii) severance payments of the greater of (A) two times (three times for Paul D. House) salary for the year in which the termination occurs and target bonus, or (B) two times (three times for Paul D. House) the average base salary and target bonus for the year in which termination occurs and the two prior years; (iii) defined contribution and supplemental executive retirement contributions of two times (three times for Paul D. House) the estimated contributions for the year in which termination occurs; (iv) continuation of benefits (life insurance, disability, medical, dental, etc.) for two years (three years for Paul D. House) following the termination date; and (v) a monthly car allowance for two years (three years for Paul D. House) following the termination date. In addition to the foregoing, upon a change in control, the outstanding equity awards for these executives that are not yet fully vested and exercisable will immediately vest and become exercisable, and all restrictions remaining on these awards as of the date of the change in control shall lapse.

The foregoing is not a summary of all of the terms and conditions of the change in control agreements and is qualified in its entirety by the full text of the agreements, which are attached hereto as Exhibit 99.1 (Canadian CEO) and 99.2 (Canadian Non-CEO) and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
  Exhibits.

Exhibit 99.1 Employment Agreement between The TDL Group Corp. and Tim Hortons Inc. and [Canadian Executive - CEO]

Exhibit 99.2 Employment Agreement between The TDL Group Corp. and Tim Hortons Inc. and [Canadian Executive - Non-CEO]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

By: /s/ Donald B. Schroeder______
Donald B. Schroeder,
Executive Vice President and
Secretary

Date December 8, 2006